Exhibit 10.64

October 29, 2004

Mr. Ken Saunders
30862 Steeplechase Drive
San Juan Capistrano, CA 92675
RE: Amendment to Employment Agreement

Dear Ken:

        This letter sets forth the agreement between you and Peregrine Systems, Inc. (the "Company") to amend the terms of the letter agreement between you and the Company, dated July 20, 2004 (the "Employment Agreement"), as set forth herein.

        Effective as of October 1, 2004, the Employment Agreement is hereby amended such that the last sentence of the introductory paragraph of the Employment Agreement is deleted in its entirety and replaced with the following:

    "Additionally, effective on November 1, 2004 you will become the
    Executive Vice President and Chief Financial Officer."

        Other than as set forth herein, the terms and conditions of your Employment Agreement shall remain unchanged and in full force and effect. Please acknowledge your agreement with the foregoing by executing this letter in the space provided below.

Sincerely,
/s/ JOHN MUTCH John Mutch Chief Executive Officer
Acknowledged and agreed to as of October 29, 2004
/s/ KEN SAUNDERS Ken Saunders